SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 11, 2015

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Certificate of Amendment to the Articles of Incorporation; Amendment to the Bylaws

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zion Oil & Gas, Inc.

The Amended and Restated Certificate of Incorporation was amended effective June 11, 2015 with the Certificate of Amendment that was filed with the Secretary of State of the State of Delaware on June 11, 2015 [attached as Exhibit 3(i).1]. This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law. The Company’s common stockholders approved to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million. The Certificate of Amendment changed the first paragraph of Paragraph FOURTH of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 200,000,000 shares of common stock with a par value of $0.01 per share.”

Amendment to the Bylaws

On June 11, 2015, the Board of Directors approved the following amendments to the Amended and Restated Bylaws of Zion Oil & Gas, Inc. Under Section 9 of Article IX of the Bylaws, the Board may upon the affirmative vote of at least two-thirds of the directors amend the Bylaws.  The amendments were approved unanimously by the Board on June 11, 2015. The effective date of the amendments to the Amended and Restated Bylaws of Zion Oil & Gas, Inc., is June 11, 2015 and the amended Bylaws are provided under Exhibit 3(ii).1.

Under Section 12, Article II, and under Section 3, Article III, a threshold of (i) 20 percent or more of the outstanding shares and (ii) held continuously for at least one year for stockholders was added to bring stockholder proposals to a meeting of stockholders and to bring a nomination for election to the Board of Directors. Under Section 12, Article II, and under Section 3, Article III, failure to file Schedule 13D pursuant to Section 12 of the Exchange Act in a timely manner would bar such proposals and nominations.

Under regular corporate governance practices, the Board approved Section 14, Article IX, to provide that the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(i).1	–	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zion Oil & Gas, Inc., filed as of June 11, 2015 with the Secretary of State of the State of Delaware.

Exhibit 3(ii).1	–	Amended and Restated Bylaws of Zion Oil & Gas, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 11, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

 4